QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.131

CERTIFICATE OF INCORPORATION
OF
ROCKLAND CHILD DEVELOPMENT SERVICES, INC.
Under Section 402 of the Business Corporation Law

Charles H. Rosenberg
950 Third Avenue
New York, New York 10022

CERTIFICATE OF INCORPORATION
OF
ROCKLAND CHILD DEVELOPMENT SERVICES, INC.

Under Section 402 of the Business Corporation Law

        The undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

        FIRST:    The name of the corporation is ROCKLAND CHILD DEVELOPMENT SERVICES, INC.

        SECOND:    The Corporation is formed for the following purpose or purposes:

        To apply to the State of New York State Department of Health for approval to serve as an agency to provide Evaluators, and Service Providers and Service Coordinators under the New York State Early Intervention Program, and to provide such early intervention home-based services as shall be authorized by the New York State Department of Health in connection with its early intervention programs, and to provide such other and additional services relating thereto or connected therewith as shall be authorized by the State of New York Department of Health.

        Upon receiving said approval from the State of New York Department of Health, an amended certificate of incorporation will be filed which will substitute the following as the first paragraph of Article Second.

        SECOND:    The corporation is formed for the following purpose or purposes:

        To serve as an agency to provide Evaluators, and Service Providers and Service Coordinators under the New York State Early Intervention Program, and to provide such early intervention home-based services as shall be authorized by the New York State Department of Health in connection with its early intervention programs, and to provide such other and additional services relating thereto or connected therewith as shall be authorized by the State of New York Department of Health.

        To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition, or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements, and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

        To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings, and other works, and any interest or right therein; to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities, as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

        To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under, and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and in any manner deal with and contract with reference to:

  (a)
  inventories, devices, formulae, processes, and any improvements and modifications thereof;

  (b)
  letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trademarks, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

  (c)
  franchises, licenses, grants, and concessions.

        To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

        To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law subject to any limitations thereof contained in this certificate of incorporation or in the laws of the State of New York.

        THIRD:    The office of the corporation is to be located in the County of Rockland, State of New York.

        FOURTH:    The aggregate number of shares which the corporation shall have authority to issue is one thousand, all of which are of a par value of one dollar each, and all of which are of the same class.

        FIFTH:    The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: 58 Concord Drive, Monsey, New York 10952.

        SIXTH:    The duration of the corporation is to be perpetual.

        SEVENTH:    The corporation shall, to the fullest extent permitted by Article 7 of the Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnifications provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the corporation.

        EIGHTH:    The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law, as the same may be amended and supplemented.

2

        NINTH:    Whenever under the provisions of the Business Corporation Law shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action as a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the provisions of Section 615 of the Business Corporation Law.

Signed on September 29, 1999

/s/ JOHN S. HOEMGMANN John S. Hoemgmann, Incorporator Two World Trade Center Suite 8746 New York, New York 10048-8798
State of New York }
ss:
Department of State }

        I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

        Witness my hand and seal of the Department of State on December 1, 2006

Special Deputy Secretary of State

3

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
41 State Street
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
ROCKLAND CHILD DEVELOPMENT SERVICES, INC.
(Insert Name of Domestic Corporation)
Under Section 805 of the Business Corporation Law

        FIRST:    The name of the corporation is: Rockland Child Development Services, Inc.

        If the name of the corporation has been changed, the name under which it was formed is:

        SECOND:    The date of filing of the certificate of incorporation with the Department of State is: October 22, 1999

        THIRD:    The amendment effected by this certificate of amendment is as follows: (Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph First of the Certificate of Incorporation relating to the corporation name is hereby amended to read as follows: First: The name of the corporation is... (new name)...)

        Paragraph Second of the Certificate of Incorporation relating to the purpose of the corporation is hereby amended to read in its entirety as follows: Second: The corporation is formed for the following purpose or purposes: (i) to serve as an agency to provide evaluators, service providers and service coordinators under the New York State Early Intervention Program, and to provide such early intervention home-based services as shall be authorized by the New York State Department of Health in connection with its early intervention programs, and to provide such other and additional services relating thereto or connected therewith as shall be authorized by the State of New York Department of Health; (ii) to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained; and (iii) to have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law subject to any limitations thereof contained in the laws of the State of New York.

        Nothing herein shall authorize the corporation to engage in the practice of any profession, or to use a professional title of any profession, required to be licensed by title VIII of the Education Law.

        FOURTH:    The certificate of amendment was authorized by: [Check the appropriate box]

☐  The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☒  The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

/s/ JULIETTE FAY (Signature)	Juliette Fay, Executive Vice President (Name and Capacity of Signer)

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
ROCKLAND CHILD DEVELOPMENT SERVICES, INC.
Under Section 805 of the Business Corporation Law

Filer's Name: Rogers Warner
Address: 401 South Tryon Street
City, State and Zip Code: Charlotte, North Carolina 28202

        NOTE:    This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to §180 of the Tax Law, if applicable.

2

QuickLinks

Exhibit 3.131